UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 31, 2016

AMERICAN SCIENCE AND ENGINEERING, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-6549	04-2240991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

829 Middlesex Turnpike, Billerica, Massachusetts	01821
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (978) 262-8700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.                               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At a special meeting of the shareholders of American Science and Engineering, Inc. (the “Company”), held on August 31, 2016 (the “Special Meeting”), the Company’s shareholders voted on the proposals set forth below relating to the Agreement and Plan of Merger, dated as of June 20, 2016 (the “Merger Agreement”), by and among the Company, OSI Systems, Inc., a Delaware corporation (“OSI”), and Apple Merger Sub, Inc., a Massachusetts corporation and wholly owned subsidiary of OSI (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of OSI. The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 15, 2016. The final results regarding each proposal are set forth below. There were 7,138,104 shares of Company common stock issued and outstanding on the record date for the Special Meeting and entitled to vote thereat, and 5,819,319 shares were represented in person or by proxy at the Special Meeting, which number constituted a quorum.

Proposal No. 1. To approve the Merger Agreement, providing for the Merger, with the Company surviving the Merger as a wholly owned subsidiary of OSI.

This proposal was approved by the requisite vote of the Company’s shareholders.

For:	5,427,337
Against:	302,717
Abstain:	89,265
Broker Non-Votes:	0

Proposal No. 2. To approve, on a nonbinding advisory basis, the “golden parachute” compensation that may be payable to the Company’s named executive officers in connection with the Merger.

This proposal was approved by the requisite vote of the Company’s shareholders.

For:	3,863,029
Against:	1,855,655
Abstain:	100,635
Broker Non-Votes:	0

Proposal No. 3. To approve one or more adjournments of the Special Meeting, if necessary or appropriate in the view of the board of directors of the Company, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement.

Adjournment of the Special Meeting was deemed unnecessary because there was a quorum present and there were sufficient votes at the time of the Special Meeting to approve the Merger Agreement. As a result, this proposal was not brought to a vote.

Forward-Looking Statements

Statements in this document concerning the Merger, the ability to consummate the Merger, the expected benefits of the Merger and synergies that may be achieved in the Merger may constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 (the “Reform Act”).  Forward-looking statements within the meaning of the Reform Act are generally identified through the inclusion of terms such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “should,” “estimates” or other similar expressions.  Actual results might differ materially from those projected in any forward-looking statements.  Factors which might cause actual results or events to differ materially from those projected in the forward-looking statements contained herein include the following: uncertainties regarding the timing of the closing of the Merger; the possibility that various closing conditions to the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay, or refuse to grant approval for the consummation of the Merger; that there is a material adverse change to the Company; the interference with business resulting from distraction of the Company’s employees; the integration of the Company’s business into OSI is not as successful as expected; the failure to realize anticipated synergies and cost savings; other business effects, including reductions, delays or cancellations of orders; disruption in the supply of any source component incorporated into Company’s products; the Company’s ability to protect and enforce its intellectual property; potential product liability claims against the Company; global political and economic trends and events which affect public perception of the threat presented by drugs, explosives and other contraband and influence the spending of governments and private organizations; future reductions in federal funding; the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth; technical problems and other delays that could impact new product development and the Company’s ability to implement changes in technology and customer requirements; competitive pressures; the impact of lengthy sales cycles and customer delays both in United States government procurement and procurement abroad on the Company’s cash flows; changes in U.S. or foreign regulations that affect the use or export of our products; general economic conditions, and other factors discussed in the “Risk Factors” section of the Company’s periodic reports and registration statements filed with the SEC, including the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q.  These forward-looking statements speak only as of the date of this filing, and the Company expressly disclaims any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SCIENCE AND ENGINEERING, INC.

Date: August 31, 2016	By:	/s/ Michael J. Muscatello
Michael J. Muscatello
Vice President, General Counsel, and Secretary